Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant To Section 13 or 15(d) Of
                      The Securities Exchange Act of 1934

                        Date of Report: October 10, 2006

                       RICK'S CABARET INTERNATIONAL, INC.
             (Exact Name of Registrant As Specified in Its Charter)

         Texas                           0-26958                 76-0037324
(State Or Other Jurisdiction     (Commission File Number)      (IRS Employer
      of Incorporation)                                      Identification No.)


                                10959 Cutten Road
                              Houston, Texas 77066
          (Address Of Principal Executive Offices, Including Zip Code)

                                 (281) 397-6730
                (Issuer's Telephone Number, Including Area Code)


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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 10, 2006, our subsidiary, RCI Entertainment (Austin), Inc.("RCI"), entered a Purchase Agreement under which it will acquire from Behzad Bahrami ("Seller") 51% of the membership interest of Playmates Gentlemen's Club, LLC ("Playmates") which owns an adult entertainment cabaret known as "Playmates"
(the "Club") located at 8110 Springdale Road, Austin, Texas 78724 (the "Premises"). The Purchase Agreement provides for a purchase price of $1,500,000 which is payable $500,000 cash at the time of closing and the issuance of 125,000 shares of our restricted common stock valued at $8.00 per share (the "Shares").

Pursuant to the terms of the Purchase Agreement, on or after one year after the closing date, the Seller shall have the right, but not the obligation to have Rick's purchase from Seller 5,000 Shares per month (the "Monthly Shares"), calculated at a price per share equal to $8.00 ("Value of the Shares") until the Seller has received a total of $1,000,000 from the sale of the Shares. At our election during any given month, we may either buy the Monthly Shares or, if we elect not to buy the Monthly Shares from the Seller, then the Seller shall sell the Monthly Shares in the open market. Any deficiency between the amount which the Seller receives from the sale of the Monthly Shares and the Value of the Shares shall be paid by us within three (3) business days of the date of sale of the Monthly Shares during that particular month. Our obligation to purchase the Monthly Shares from the Seller shall terminate and cease at such time as the Seller has received a total of $1,000,000 from the sale of the Shares.

As part of the transaction, RCI will enter into a Management Agreement with the Seller for the management of the Club under which RCI will be providing an initial $200,000 line of credit for operation of the Club. Upon closing of the transaction, the Seller will enter a five-year covenant not to compete with us within a one (1) mile radius of the Club. Further, the landlord for the premises where the Club is operated will enter a new lease agreement with Playmates giving it the right to lease the Premises for ten (10) years at $29,000 per month, with the right to an option for an additional ten (10) years at $37,000 per month, with RCI agreeing to guarantee the first two (2) years of the lease. RCI and the Seller shall enter into a Buy-Sell Agreement relating to the ownership of their membership interest. Finally, as part of the transaction, we will enter into a Lock-up/Leak-out Agreement with the Seller regarding the Rick's Shares.

The Agreement provides for the transaction to close on or before the earlier of December 31, 2006, or within ten (10) days after the issuance of a Certificate of Occupancy by the City of Austin, contingent upon normal due diligence for transactions of this nature, including obtaining all necessary licenses and permits.

A copy of the Purchase Agreement is attached hereto as Exhibit 10.1. A copy of the press release related to this transaction is attached hereto as Exhibit 99.1.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

Exhibit Number                  Description

10.1               Purchase Agreement dated October 10, 2006
99.1               Press release dated October 12, 2006


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                        RICK'S CABARET INTERNATIONAL, INC.


                                By:     /s/ Eric Langan
                                        ---------------
Date: October 12, 2006                  Eric Langan
                                        Chairman, President,
                                        Chief Executive Officer and
                                        Principal Accounting Officer